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                                                                   EXHIBIT 10. 7

                                  EQUIFAX INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                          UK VERSION- UNAPPROVED OPTION

                                   PARTICIPANT

                                Number of Shares:

                                 Option Price: $

                                 Date of Grant:


THIS AGREEMENT is entered into as of the above Date of Grant, by and between Equifax Inc., a Georgia corporation (the "Company"), and the above-named Participant ("Participant"). This Agreement is subject to the provisions of the Equifax Inc. 2000 Stock Incentive Plan, as may be amended from time to time (the "Plan") and, unless defined in this Agreement, all terms used in this Agreement have the same meanings given them in the Plan.

1) GRANT OF OPTION. The Company on the "Date of Grant" granted to Participant (subject to the terms of the Plan and this Agreement) the right to purchase from the Company all or part of the Number of Shares stated above (the "Option"). This Agreement is not intended to be an incentive stock option under section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2) BASIC TERMS AND CONDITIONS. The Option is subject to the following basic terms and conditions:

        a) EXPIRATION DATE. Except as otherwise provided in this Agreement, the Option will expire ten (10) years from the Date of Grant (the "Expiration Date").

        b) EXERCISE OF OPTION. Except as provided in subparagraph 2(e) or paragraph 3, the Option shall be exercisable with respect to one-third of the shares subject to this option on the first anniversary of the Date of Grant and with respect to an additional one-third of the shares subject to this option on each anniversary of the Date of Grant so that this option shall be fully exercisable on the third anniversary of the Date of Grant, provided the Participant remains employed by the Company or a Subsidiary. Once exercisable, in whole or part, it will continue to be so exercisable until the earlier of the termination of Participant's rights under subparagraph 2(e) or paragraph 3, or the Expiration Date. The Option may be exercised in one or more exercises, provided that each exercise must be for a multiple of twenty-five (25) shares (E.G., 25 shares, 50 shares, 100 shares), up to the full number for which the Option is then exercisable, unless the number of
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                shares then exercisable is less than twenty-five (25), in which case the Option may be exercised for that lesser number of shares.

        c) METHOD OF EXERCISE AND PAYMENT FOR SHARES. In order to exercise the Option, Participant must give written notice in a manner prescribed by the Company from time to time together with payment of the Option Price to the Company's Stock Option Administrator at the Company's principal office in Atlanta, Georgia, or as otherwise directed by the Administrator. The Date of Exercise will be the date of receipt of the notice or any later date specified in the notice. Participant must pay the Option Price (i) in cash or a cash equivalent acceptable to the Committee, or (ii) in the Committee's discretion, by the surrender (or attestation of ownership) of shares of Common Stock (held by Participant for at least six (6) months) with an aggregate Fair Market Value (based on the closing price of a share of Common Stock as reported on the New York Stock Exchange composite index on the Date of Exercise) that is not less than the Option Price, or by surrender of property described in and subject to the conditions provided in Section 4(d) of the Plan, or (iii) by a combination of cash and such shares. Payment of the Option Price may be deferred in the discretion of the Committee to accommodate proceeds of sale of some or all of the shares to which this grant relates.

                If at exercise, Participant is not in compliance with the Company's minimum stock ownership guidelines then in effect for Participant's job grade or classification, if any, Participant will not be entitled to exercise the Option using a "cashless exercise program" of the Company (if then in effect), unless the net proceeds received by Participant from that exercise consist only of shares of Company stock, and Participant agrees to hold all those shares for at least one (1) year.

        d) NON-TRANSFERABILITY. Participant's rights under this Agreement are non-transferable except by will or by the laws of descent and distribution, in which case all of Participant's remaining rights under this Agreement must be transferred undivided to the same person or persons. During Participant's lifetime, only Participant (or Participant's legal representative if Participant is incompetent) may exercise the Option.

        e)      TERMINATION OF EMPLOYMENT. Except as provided in subparagraphs
                (i), (ii), (iii) or (iv) below, or paragraph 3, the Option will expire and will not be exercisable after termination of Participant's employment with the Company or a Subsidiary.

                i) ELIMINATION OF POSITION. Except as provided in paragraphs 3 or 4 below, if the termination of Participant's employment results from the Company's elimination of the position held by Participant, then Participant will continue to have the right to exercise the Option with respect to that portion of the Number of Shares for which the Option was vested and exercisable on the date of termination, and the remaining portion shall be cancelled. Except as provided in subsection 2(e)(iv) below, the right to exercise the Option will continue until the earlier of the last day of the

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                        one-year period commencing on the date of termination of
                        employment, or the Expiration Date.

                ii) RETIREMENT. Except as provided in paragraphs 3 or 4 below, if the termination of Participant's employment results from Participant's Retirement, Participant will continue to vest in the Option in accordance with the original vesting schedule in Subparagraph 2(b) above as if he had remained actively employed; provided that upon Participant's death all vesting will cease and the Option will be exercisable with respect to that portion of the Number of Shares for which the Option is vested and exercisable on the date of death, and the remaining portion shall be cancelled. Except as provided in subparagraph 2(e)(iv) below, the right to exercise the Option will continue until the earlier of the last day of the sixty (60) month period following Participant's Retirement, or the Expiration Date. "Retirement" means Participant's termination of employment with the Company or a Subsidiary (other than by the Company or a Subsidiary for Cause) at a time when Participant is eligible for immediate payment of benefits under Participant's applicable retirement plan, if any, or in the absence of an applicable retirement plan, as determined by the Committee.

                iii) DISABILITY. Except as provided in paragraphs 3 or 4 below, if the termination of Participant's employment results from Participant's total and permanent disability, confirmed by a licensed physician's statement, then Participant will continue to have the right to exercise the Option with respect to that portion of the Number of Shares for which the Option was vested and exercisable on the last date of Participant's active employment and the remaining portion shall be cancelled. Except as provided in subparagraph 2(e)(iv) below, the right to exercise the Option will continue until the earlier of the last day of the sixty (60) month period following the last date of Participant's active employment or the Expiration Date.

                iv)     DEATH.

                        (A) Except as provided in paragraphs 3 or 4 below, if the termination of Participant's employment results from Participant's death, then Participant's estate, or the person(s) to whom Participant's rights under this Agreement pass by will or the laws of descent and distribution, will have the right to exercise the Option with respect to that portion of the Number of Shares for which the Option was vested and exercisable on the date of Participant's death, and the remaining portion shall be cancelled. The right to exercise the Option will continue until the earlier of the last day of the sixty (60) month period following Participant's death or the Expiration Date.

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                        (B)     If Participant dies following termination of
                                employment and prior to the expiration of any remaining period during which the Option may be exercised in accordance with subparagraphs (i),
                                (ii) or (iii) above, or paragraph 3, the remaining period during which the Option will be exercisable (by Participant's estate, or the person(s) to whom Participant's rights under this Agreement pass by will or the laws of descent and distribution) will be the greater of
                                (a) the remaining period under the applicable subparagraph or paragraph referred to above, or
                                (b) six (6) months from the date of death;
                                provided that under no circumstances will the Option be exercisable after the Expiration Date.

3) CHANGE IN CONTROL. If a Change in Control of the Company occurs while Participant is employed by the Company or a Subsidiary, then the entire Number of Shares represented by the Option not yet been exercised will become immediately vested and exercisable (the "Unexercised Portion"). If Participant's employment with the Company or a Subsidiary terminates after the date on which the Change in Control occurs other than as a result of a termination by the Company or a Subsidiary for Cause, then Participant (or, if applicable, Participant's estate or the person(s) to whom Participant's rights under this Agreement pass by will or the laws of descent and distribution) will have the right to exercise the Unexercised Portion. Except as provided in Section 2(e)(iv)(B) above or
        Section 4 below, that right will continue until the earlier of the last day of the sixty (60) month period following the termination of Participant's employment, or the Expiration Date.

4)      CANCELLATION AND RESCISSION OF OPTION.

        a) If, at any time, (i) during the Participant's employment with the Company or (ii) during the period after the Participant's termination of employment with the Company for any reason during which all or part of the Option remains exercisable, but not to exceed 24 months following the Participant's termination of employment, a Participant engages in any "Detrimental Activity" (as defined in subsection (b) below), the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Option as of the first date the Participant engaged in the Detrimental Activity, as determined by the Committee. Without limiting the generality of the foregoing, the Committee may also require the Participant to pay to the Company any gain realized by the Participant from exercising all or any portion of the Option hereunder during the period beginning six (6) months prior to the date on which Participant engaged or began engaging in Detrimental Activity.

        b) For purposes of this Agreement, "Detrimental Activity" shall mean and include any of the following:

                i) the breach or violation of any other agreement between Participant and the Company relating to the protection of Confidential Information or Trade

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                        Secrets, the solicitation of employees, customers or
                        suppliers, or the refraining from competition with the Company;

                ii) the disclosure, reproduction or use of Confidential Information or Trade Secrets (each as defined below) for the benefit of the Participant or third parties except in connection with the performance of the Participant's duties for the Company or, after advance notice to the Company, as required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction;

                iii) the use, reproduction, disclosure or distribution of any information which the Company is required to hold confidential under applicable federal and state laws and regulations, including the federal Fair Credit Reporting Act (15 U.S.C. ss. 1681 et seq.) and any state credit reporting statutes;

                iv) the making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company;

                v) the solicitation or attempt to solicit any customer or actively targeted potential customer of the Company with whom the Participant had material contact on the Company's behalf during the 12 months immediately preceding the Participant's termination of employment;

                vi) the solicitation or recruitment, attempt to solicit or recruit, or the assistance of others in soliciting or recruiting, any individual who is or was, within 6 months of the date in question, an employee of the Company unless such former employee was terminated by the Company without cause, or the inducement of (or attempt to induce) any such employee of the Company to terminate his employment with the Company; or

                vii) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan and this Agreement, including, without limitation, a certification that the Participant is not engaging in Detrimental Activity.

        c) "Trade Secret" means information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential Company customers or suppliers which (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of the Company's efforts that are reasonable under the circumstances to maintain secrecy; or as otherwise defined by applicable state law.

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        d)      "Confidential Information" means any and all knowledge,
                information, data, methods or plans (other than Trade Secrets) which are now or at any time in the future developed, used or employed by the Company which are treated as confidential by the Company and not generally disclosed by the Company to the public, and which relate to the business or financial affairs of the Company, including, but not limited to, financial statements and information, marketing strategies, business development plans, acquisition or divestiture plans, and product or process enhancement plans.

        e) Should any provision of this Paragraph 4 be held to be invalid or illegal, such illegality shall not invalidate the whole of this Paragraph 4, but, rather, the Plan shall be construed as if it did not contain the illegal part or be narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

5) TERMINATION FOR CAUSE. For purposes of this Agreement, termination for "Cause" means termination as a result of (a) the willful and continued failure by Participant to substantially perform his or her duties with the Company (other than a failure resulting from Participant's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by his or her superior officer which specifically identifies the manner the officer believes that Participant has not substantially performed his or her duties, or (b) Participant's willful misconduct which materially injures the Company, monetarily or otherwise. For purposes of this paragraph, Participant's act, or failure to act, will not be considered "willful" unless the act or failure to act is not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

6) FRACTIONAL SHARES. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

7) NO RIGHT TO CONTINUED EMPLOYMENT. Notwithstanding any other provision of this Agreement or the Plan:

        a) The Plan shall not form any part of any contract of employment between the Company or any Subsidiary and any employees of any of those companies, and it shall not confer on any such employees any legal or equitable rights (other than those constituting the Options themselves) against the Company or any Subsidiary, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or any Subsidiary;

        b) The benefits to Eligible Employees under the Plan shall not form any part of their wages or remuneration or count as pay or remuneration for pension fund or other purposes; and

        c) In no circumstances shall any Eligible Employee on ceasing to hold the office or employment by virtue of which he is or may be eligible to participate in the Plan

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                be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

By accepting the grant of an Option, an Optionee shall be deemed to have agreed to the foregoing provisions of this Section 7.

8) CHANGE IN CAPITAL STRUCTURE. The terms of this Option will be adjusted as the Committee determines in its sole discretion is equitably required to prevent dilution or enlargement of the rights of the Participant in accordance with Section 9 of the Plan.

9) GOVERNING LAW. The validity, interpretation, construction and performance of the Agreement shall be governed by the laws of the State of Georgia and the United States of America without giving effect to the conflicts of laws principles thereof.

10) CONFLICTS. If provisions of the Plan and the provisions of this Agreement conflict, the Plan provisions will govern.

11) PARTICIPANT BOUND BY PLAN. Participant acknowledges receiving a summary of the Plan, which provides that upon request a copy of the Plan will be provided to the Participant free of charge, and agrees to be bound by all terms and provisions of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the definitions given to them in the Plan.

12) BINDING EFFECT. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributes, and personal representatives of Participant and the successors of the Company.

13) TAXES. Under procedures established by the Committee, the Company may withhold from Common Stock delivered to the Participant sufficient shares of Common Stock (valued as of the Date of Exercise) to satisfy federal, state and local withholding and employment taxes, or other taxes imposed by Participant's jurisdiction, or the Participant will pay or deliver to the Company cash or Common Stock (valued as of the Date of Exercise) in sufficient amounts to satisfy these obligations. The Company shall not, however, withhold any amount in excess of the minimum required amount.

14) TRANSFER OF DATA. In order to effectively administer Equifax's global compensation and benefit programs, we may transfer personal data from your Equifax employment file to a centralized repository controlled by Equifax in the United States of America. Your personal data in the repository will be used solely for internal Equifax purposes. You may examine your employee information file should you wish to do so. By signing this agreement, you provide your consent to this transfer and use of this data.

15) NIC ELECTION. It is a condition of the grant of this Option that the Participant enters into an election whereby the liability for the payment of the employer's secondary national insurance arising in connection with the Option is transferred to the Participant. The election, the terms of which have been approved by the UK Inland Revenue, are attached

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        hereto. Please complete, sign and return the election to Human Resources within 60 days of receipt. Failure to complete and return the signed election will result in the Option becoming null and void.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company and Participant have signed this Agreement effective as of the Date of Grant.



EQUIFAX INC.                                   PARTICIPANT


By: /s/ Thomas F. Chapman

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Thomas F. Chapman                              Signature
Chairman & CEO
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                                               Print Name









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